EXHIBIT 2.3


                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER


     This Second Amendment to the Merger Agreement (this "Second Amendment") is dated September 9, 2003 by and between WEC Acquisition, Inc., a Wyoming corporation and a wholly owned subsidiary of Olympic ("Newco"), and Whittier Energy Company, a Nevada corporation ("Whittier").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, this Second Amendment is intended to amend and modify that certain Agreement and Plan of Merger entered into on the 8th day of July 2003 by and between Newco and Whittier, as amended by that certain First Amendment to Agreement and Plan of Merger dated August 29, 2003 (the "Merger Agreement"); and

     WHEREAS, the undersigned desire to amend the Merger Agreement to accurately reflect the capitalization of each of Whittier and Newco as of the Effective Time;


     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Newco and Whittier hereby agree as follows:

     1. Unless otherwise defined herein, each capitalized term as used herein shall have the meaning as set forth for it in the Merger Agreement.

     2. Paragraphs 1 and 2 of the preamble to the Merger Agreement shall be deleted in their entirety and replaced with the following:

          "WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Wyoming, having filed its Articles of Incorporation in the office of the Secretary of State of Wyoming on June 23, 2003, and having total authorized capital stock of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding and owned by Olympic;

          WHEREAS, Whittier is a corporation duly organized and existing under the laws of the State of Nevada, having filed its Articles of Incorporation in the office of the Secretary of State of Nevada on December 18, 1991 and having total authorized capital stock of 1,000,000 shares of common stock, no par value ("Whittier Common"), of which 100,000 shares are issued and outstanding, and 100,000 shares of preferred stock, no par value, of which no shares are issued and outstanding;"

     3. Continuing Effect. Except as expressly amended in this Second Amendment, the Merger Agreement shall remain in full force and effect and be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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     4. Notices. Any notice or other communication required or permitted hereunder shall be delivered and be effective in the manner set forth in the Merger Agreement.

     5. Counterparts. This Second Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     6. Entire Agreement. This Second Amendment, together with the Merger Agreement and the Schedules, Exhibits, Annexes, and other writings referred to therein or delivered pursuant thereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof as to the matters set forth herein or therein, whether such agreements are in writing or not.


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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment in multiple counterparts, each of which shall be deemed an original, on the date and year first above written.


                                          WEC ACQUISITION, INC.



                                          By
                                             -----------------------------------
                                              Daryl Pollock, President



                                          WHITTIER ENERGY COMPANY



                                          By
                                             -----------------------------------
                                              Bryce Rhodes, Vice President







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